DREYFUS PREMIER GNMA FUND, INC.
                            Registration No. 811-4215

                                  Sub-Item 77I

On November 6, 2006, the Fund's Board of Directors unanimously approved the issuance of new classes for Dreyfus Premier GNMA Fund, Inc., descriptions of which appear in the documents incorporated by reference below:

1. Dreyfus Premier GNMA Fund, Inc.'s Prospectus and Statement of Additional Information, both dated December 18, 2006, incorporated by reference to Post-Effective Amendment No. 31 the Registrant's Registration Statement on Form N-1A, filed on December 15, 2006.

2. The Registrant's Articles of Amendment, incorporated by reference to Exhibit
(a)(3) of Post-Effective Amendment No. 32 the Registrant's Registration Statement on Form N-1A, filed on August 28, 2007.

3. The Registrant's Shareholder Services Plans for Class A, Class B, and Class C shares, incorporated by reference to Exhibit (h)(1) of Post-Effective Amendment No. 31 to the Registrant's Registration Statement on Form N-1A, filed on December 15, 2006.

4. The Registrant's Rule 12b-1 Service Plan for Class Z shares, incorporated by reference to Exhibit (h)(2) of Post-Effective Amendment No.31 to the Registrant's Registration Statement on Form N-1A, filed on December 15, 2006.

5. The Registrant's Rule 12b-1 Distribution Plan, incorporated by reference to Exhibit (m)(2) of Post-Effective Amendment No. 31 to the Registrant's Registration Statement on Form N-1A, filed on December 15, 2006.

6. The Registrant's 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 31 to the Registrant's Registration Statement on Form N-1A, filed on December 15, 2006.